Exhibit 99.1

News Release

PartnerRe Ltd. Reports Third Quarter and Nine Month 2009 Results

•	Third Quarter Operating Earnings per share of $4.77; Net Income per share of $9.44

•	Third Quarter Annualized Operating ROE of 30.7%; Annualized Net Income ROE of 60.7%

•	Nine Month Operating Earnings per share of $10.64; Net Income per share of $19.95

•	Nine Month Annualized Operating ROE of 22.4%; Annualized Net Income ROE of 41.9%

•	Record Book Value of $83.07 per share, up 30% year-to-date, and 27% year-over-year

PEMBROKE, Bermuda, October 26, 2009 — PartnerRe Ltd. (NYSE:PRE) today reported net income of $566.7 million, or $9.44 per share on a fully diluted basis for the third quarter of 2009. This net income includes after-tax net realized and unrealized gains on investments of $274.4 million, or $4.64 per share. Net loss for the third quarter of 2008 was $(151.7) million, or $(3.01) per share, including after-tax net realized and unrealized losses on investments of $(281.1) million, or $(5.27) per share. Operating earnings for the third quarter of 2009 were $282.1 million, or $4.77 per share on a fully diluted basis. This compares to operating earnings of $121.3 million, or $2.27 per share, for the third quarter of 2008.

Net income for the first nine months of 2009 was $1.2 billion, or $19.95 per share. This net income includes after-tax net realized and unrealized gains on investments of $479.4 million, or $8.27 per share, as well as a after-tax net gain of $57.0 million or $0.98 per share, from the purchase of approximately 75% of the Company’s outstanding Capital Efficient Notes (CENts) in the first quarter of 2009. Net loss for the first nine months of 2008 was $(48.7) million, or $(1.38) per share, including after-tax net realized and unrealized losses on investments of $(491.3) million, or $(9.10) per share. Operating earnings for the first nine months of 2009 were $617.1 million, or $10.64 per share on a fully diluted basis. This compares to operating earnings of $415.4 million, or $7.70 per share, for the first nine months of 2008.

Operating earnings exclude after-tax net realized and unrealized investment gains and losses, after-tax net realized gain on the purchase of the CENts and after-tax interest in results of equity investments, and are calculated after payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.

Commenting on the third quarter and nine month 2009 results, PartnerRe President & Chief Executive Officer Patrick Thiele said, “PartnerRe had another excellent quarter and first nine months of 2009, with both its reinsurance and capital markets activities performing well. For the first nine months of 2009, we achieved an operating return on beginning equity of 22%, and 30% growth in GAAP book value per share. Our reinsurance results benefited from a low level of large losses while our investment operations continued to participate fully in the improvement experienced by the global capital markets.”

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts and ratios)	Three months ended September 30		Nine months ended September 30
	2009	2008	2009	2008
Net Premiums Written	$891,547	$869,194	$3,044,264	$3,237,027
Net Premiums Earned	$1,090,691	$1,078,459	$2,783,270	$2,943,752
Non-life Combined Ratio	78.1%	95.5%	82.5%	91.4%
Net Income (Loss)	$566,705	$(151,719)	$1,182,494	$(48,723)
Net Income (Loss) per share (a)	$9.44	$(3.01)	$19.95	$(1.38)
Operating Earnings (a)	$282,064	$121,331	$617,097	$415,373
Operating Earnings per share (a)	$4.77	$2.27	$10.64	$7.70

(a) Net income/loss per share is defined as net income/loss available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss available to common shareholders is defined as net income/loss less preferred dividends. Operating earnings is defined as net income/loss available to common shareholders excluding after-tax net realized and unrealized gains/losses on investments, after-tax net realized gain on the purchase of the CENts and after-tax interest in earnings/losses of equity investments. Operating earnings per share is defined as operating earnings divided by the weighted average number of fully diluted shares outstanding for the period. As the effect of dilutive securities would have been anti-dilutive in the three months and nine months ended September 30, 2008, the fully diluted per share figures for the period were compiled using the basic weighted average number of common shares outstanding.

Net premiums written for the third quarter of 2009 were $891.5 million, compared to $869.2 million in the third quarter of 2008. Total revenues for the third quarter of 2009 were $1.6 billion, compared to $896.6 million in the third quarter of 2008, and included $1.1 billion of net premiums earned, reflecting a slight increase over the third quarter of 2008; net investment income of $145.3 million, essentially flat with the third quarter of 2008; and pre-tax net realized and unrealized investment gains of $330.2 million, as compared to pre-tax net realized and unrealized investment losses of $(324.2) million for the third quarter of 2008. Foreign exchange negatively impacted comparisons as a result of the year-over-year strengthening of the U.S. dollar. Excluding the impact of foreign exchange, net premiums written, net premiums earned and net investment income would have increased relative to the amounts reported for the third quarter of 2008 by 8%, 6% and 3%, respectively.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

For the first nine months of 2009, net premiums written were $3.0 billion, compared to $3.2 billion in the first nine months of 2008. Total revenues for the first nine months of 2009 were $3.9 billion, compared to $2.8 billion for the first nine months of 2008, and included $2.8 billion of net premiums earned, compared to $2.9 billion in the first nine months of 2008; net investment income of $414.1 million, which compares to $428.6 million for the first nine months of 2008; pre-tax net realized and unrealized investment gains of $566.6 million as compared to pre-tax net realized and unrealized investment losses of $(595.3) million for the first nine months of 2008; and a pre-tax gain of $88.4 million ($57.0 million after-tax) from the purchase of approximately 75% of the Company’s outstanding CENts during the first quarter of 2009. Foreign exchange negatively impacted comparisons as a result of the year-over-year strengthening of the U.S. dollar. Excluding the impact of foreign exchange, net premiums written would have increased approximately 1% while net premiums earned and net investment income would have increased approximately 2%, relative to the amounts reported for the first nine months of 2008.

Separately, the Company announced today that its Board of Directors declared a quarterly dividend of $0.47 per common share. The dividend will be payable on December 1, 2009, to common shareholders of record on November 20, 2009, with the stock trading ex-dividend commencing November 18, 2009.

The Company recently provided an update on its acquisition of PARIS RE, announcing the successful closing of the block purchase of PARIS RE shares, bringing total ownership of PARIS RE to 83% at that time. Subsequent to that announcement, the Company has signed agreements to purchase an additional 4,521,051 PARIS RE shares to bring its estimated total ownership of PARIS RE to approximately 87%. At the same time the Company has entered into binding voting commitments with certain other shareholders of PARIS RE which, when combined with the PARIS RE shares already purchased, give the Company more than 90% of the PARIS RE voting rights based on the number of PARIS RE common shares currently outstanding. The Company remains optimistic that it will complete the full acquisition of PARIS RE by year-end 2009.

Results by Segment

The Non-life segment reported net premiums written of $733 million for the third quarter of 2009, compared to $723 million in the same period in 2008. The combined ratio was 78.1% for the third quarter of 2009, compared to 95.5% for the same period in 2008 which included 20 points related to the impact by Hurricanes Ike and Gustav. The Non-life technical result was $263 million for the third quarter of 2009 compared to $97 million for the prior year period. For the first nine months, Non-life net premiums written were $2.6 billion, compared

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

to $2.8 billion for same period of 2008. The nine month technical result was $582 million, compared to $388 million for the same period in 2008. The combined ratio for the nine month period was 82.5% compared to 91.4% in 2008.

The U.S. business, which represented 32% of total net premiums written for the third quarter, reported net premiums written of $279 million for the third quarter of 2009, compared to $264 million in last year’s third quarter. Net premiums earned were $312 million in the third quarter of 2009, compared to $276 million for the same period in 2008. The technical ratio for this sub-segment was 80.6% for the 2009 third quarter, compared to 101.1% in the third quarter of 2008. The technical result for the third quarter of 2009 was a gain of $61 million, compared to a loss of $(3) million for the same period in 2008. Net premiums written for the first nine months of 2009 were $841 million, flat with the same period in 2008. The nine-month technical ratio was 86.7%, compared to 97.6% in 2008. The technical result for the first nine months was $108 million compared to $19 million in the same period in 2008.

The Global (Non-U.S.) P&C business, which represented 14% of total net premiums written for the quarter, reported net premiums written of $124 million for the third quarter of 2009, compared to $137 million for the same period in 2008. Net premiums earned during the quarter were $160 million, compared to $195 million in the third quarter of 2008. The technical ratio for this sub-segment was 76.7% for the third quarter of 2009 compared to 74.5% for the same period in 2008. The technical result for the third quarter of 2009 was $37 million, compared to $50 million for the same period in 2008. For the first nine months of 2009, net premiums written were $541 million, compared to $642 million for the first nine months of 2008. The nine-month technical ratio was 75.3%, compared to 82.3% in 2008. The technical result for the first nine months was $118 million in 2009 compared to $103 million in the same period in 2008.

The Global (Non-U.S.) Specialty business, which represented 32% of total net premiums written for the quarter, reported net premiums written of $283 million for the third quarter of 2009, compared to $274 million for the third quarter of 2008. Net premiums earned were $295 million for the quarter, compared to $290 million in the same period in 2008. This sub-segment’s technical ratio was 90.9% for the third quarter of 2009 compared to 88.6% for the third quarter of 2008. The technical result for the third quarter of 2009 was $27 million, compared to $33 million for the same period in 2008. For the nine-month period, net premiums written were $846 million, compared to $898 million in the first nine months of 2008. The nine-month technical ratio was 88.8%, compared to 86.8% in 2008. The technical result for the first nine months was $87 million in 2009 compared to $103 million in the same period in 2008.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

The Catastrophe business, which represented 5% of total net premiums written for the quarter, reported net premiums written of $47 million for the third quarter of 2009, compared to $48 million for the prior year period. Net premiums earned were $159 million for the quarter, flat with the same period in 2008. This sub-segment’s technical ratio was 13.0% for the third quarter 2009, compared to 89.5% for the third quarter of 2008, reflecting the impact of Hurricane Ike and Gustav in the 2008 third quarter. The technical result for the third quarter 2009 was $138 million, compared to $17 million for the same period in 2008. For the nine-month period, net premiums written were $376 million, compared to $391 million for the prior year period. The nine-month technical ratio was 7.3%, compared to 45.7% in 2008. The technical result for the first nine months was $269 million in 2009 compared to $163 million in the same period 2008.

The Life segment, which represented 17% of total net premiums written for the third quarter of 2009, reported net premiums written of $157 million for the third quarter, compared to $141 million in the third quarter of 2008. The allocated underwriting result for the quarter was $20 million, compared to $9 million in the same period of 2008. For the nine-month period in 2009, net premiums written were $433 million, with an allocated underwriting result of $41 million, compared with net premiums written of $448 million and an allocated underwriting result of $21 million in the first nine months of 2008.

The Company’s capital markets and investment activities are reported under the heading of “Corporate and Other”. Within Corporate and Other, capital markets and investment activities contributed $133 million to pre-tax operating income in the third quarter and $371 million to pre-tax operating income in the first nine months of the year (exclusive of Life investment income), as compared to $119 million and $368 million in 2008, respectively. Separately, with the Company reporting changes in the unrealized market values of invested assets in net income, capital markets and investment activities contributed pre-tax non-operating gains of $332 million and $568 million in the third quarter and first nine months of 2009, respectively, compared to pre-tax non-operating losses of $(324) million and $(595) million, respectively, in the third quarter and first nine months of 2008.

Balance Sheet Items

At September 30, 2009, total assets were $17.8 billion as compared to $16.3 billion at December 31, 2008. Over the trailing 12 month period, total investments and cash increased 13% to $13.1 billion at September 30, 2009. Gross Non-life loss and loss expense reserves were $7.6 billion at September 30, 2009, compared to $7.5 billion at December 31, 2008. During the third quarter of 2009, the Company’s estimate of Non-life reserves for prior accident years was reduced by $122 million due to favorable development. The overall third

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

quarter prior year reserve development in the Non-life segment includes net favorable development in all sub-segments, with reductions of $43 million in the U.S. sub-segment, $46 million in the Global (Non-U.S.) P&C sub-segment, $18 million in the Global (Non-U.S.) Specialty sub-segment, and $15 million in the Catastrophe sub-segment. In the third quarter of 2008, Non-life reserves for prior years developed favorably by $103 million. Policy benefits for life and annuity contracts increased by 10% year-to-date to $1.6 billion at September 30, 2009. During the third quarter of 2009, the Company’s estimate of Life reserves for prior years developed favorably by $14 million, while there was $5 million adverse development on prior estimates in the third quarter of 2008.

At September 30, 2009, total capital was $5.8 billion, and total shareholder’s equity was $5.4 billion. This compares to total capital of $4.9 billion, and total shareholder’s equity of $4.2 billion at December 31, 2008. Total capital and shareholders’ equity at September 30, 2009 reflect the initial purchase by PartnerRe of 6% of PARIS RE common shares. Book value per common share at September 30, 2009 was $83.07 on a fully diluted basis compared to $63.95 per diluted share at December 31, 2008.

For additional information, the Company has posted a third quarter 2009 financial supplement on its website www.partnerre.com in the Investor Relations section on the Financial Reports page under Supplementary Financial Data.

Commentary and Outlook

“As we move toward the end of 2009, the non-life market overall remains unchanged – stable to gradually deteriorating; and without any precipitating events, there will likely be a continuation of those trends in 2010,” said Mr. Thiele. “Despite that trend, PartnerRe continues to perform well, and we expect that to continue through the remainder of the year and into 2010, barring any unusually large loss events.”

Mr. Thiele added: “Our acquisition of PARIS RE enhances an already well-balanced portfolio of attractively priced risks. The integration of PARIS RE into the PartnerRe group will provide us with both increased diversification of reinsurance and capital markets risk, and, with expanded capital and resources, significant growth opportunities at a time when industry demand is likely to remain stagnant. We are confident that the larger and stronger PartnerRe will be better able to achieve its financial goals, with reduced risk.”

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments, after-tax net realized gain on the purchase of the CENts, and the after-tax interest in earnings/losses of equity investments, where the Company does not control the investee companies’ activities. The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses. The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other operating expense ratios. The Company uses total capital, which is defined as total shareholders’ equity, long-term debt, senior notes and capital efficient notes, to manage the capital structure of the Company.

PartnerRe is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company through its wholly owned subsidiaries also offers alternative risk products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, other lines, life/annuity and health, and alternative risk products. For the year ended December 31, 2008, total revenues were $4.0 billion. At September 30, 2009, total assets were $17.8 billion, total capital was $5.8 billion and total shareholders’ equity was $5.4 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, adequacy of reserves, risks associated with implementing business strategies and integrating new acquisitions, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with the Company’s, PARIS RE’s, or the combined company’s investment portfolio, changes in accounting policies, failure to consummate or delay in consummating the complete acquisition of PARIS RE, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Jane Simmons
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Expressed in thousands of U.S. dollars, except per share data)

(Unaudited)

	For the three months ended September 30, 2009	For the three months ended September 30, 2008	For the nine months ended September 30, 2009	For the nine months ended September 30, 2008

Revenues
Gross premiums written	$893,714	$868,584	$3,080,243	$3,276,079

Net premiums written	$891,547	$869,194	$3,044,264	$3,237,027
Decrease (increase) in unearned premiums	199,144	209,265	(260,994)	(293,275)

Net premiums earned	1,090,691	1,078,459	2,783,270	2,943,752
Net investment income	145,350	146,138	414,071	428,642
Net realized and unrealized investment gains (losses)	330,226	(324,184)	566,643	(595,327)
Net realized gain on purchase of capital efficient notes	—	—	88,427	—
Other income (loss)	8,385	(3,838)	16,327	2,390

Total revenues	1,574,652	896,575	3,868,738	2,779,457

Expenses
Losses and loss expenses and life policy benefits	574,228	751,961	1,552,025	1,890,349
Acquisition costs	232,475	232,814	614,133	665,222
Other operating expenses	102,224	86,939	284,286	275,956
Interest expense	6,161	11,877	21,643	38,687
Net foreign exchange losses	961	4,597	5,511	7,820

Total expenses	916,049	1,088,188	2,477,598	2,878,034

Income (loss) before taxes and interest in earnings (losses) of equity investments	658,603	(191,613)	1,391,140	(98,577)
Income tax expense (benefit)	93,433	(39,508)	210,198	(50,205)
Interest in earnings (losses) of equity investments	1,535	386	1,552	(351)

Net income (loss)	$566,705	$(151,719)	$1,182,494	$(48,723)

Preferred dividends	$8,631	$8,631	$25,894	$25,894

Operating earnings available to common shareholders	$282,064	$121,331	$617,097	$415,373

Comprehensive income (loss), net of tax	$605,974	$(243,372)	$1,231,014	$(68,477)

Per Share Data:
Earnings (loss) per common share:
Basic operating earnings	$4.85	$2.27	$10.81	$7.70
Net realized and unrealized investment gains (losses), net of tax	4.72	(5.27)	8.40	(9.10)
Net realized gain on purchase of capital efficient notes, net of tax	—	—	1.00	—
Interest in earnings (losses) of equity investments, net of tax	0.03	(0.01)	0.05	0.02

Basic net income (loss)	$9.60	$(3.01)	$20.26	$(1.38)

Weighted average number of common shares outstanding	58,118.2	53,339.9	57,085.6	53,952.7

Diluted operating earnings	$4.77	$2.27	$10.64	$7.70
Net realized and unrealized investment gains (losses), net of tax	4.64	(5.27)	8.27	(9.10)
Net realized gain on purchase of capital efficient notes, net of tax	—	—	0.98	—
Interest in earnings (losses) of equity investments, net of tax	0.03	(0.01)	0.06	0.02

Diluted net income (loss)	$9.44	$(3.01)	$19.95	$(1.38)

Weighted average number of common and common share equivalents outstanding	59,128.5	53,339.9	57,978.5	53,952.7

PartnerRe Ltd.

Consolidated Balance Sheets

(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)

(Unaudited)

	September 30, 2009	December 31, 2008

Assets
Investments:
Fixed maturities, trading securities, at fair value	$11,252,027	$10,181,995
Short-term investments, trading securities, at fair value	48,364	117,091
Equities, trading securities, at fair value	865,144	512,812
Other invested assets	120,281	74,493

Total investments	12,285,816	10,886,391
Cash and cash equivalents, at fair value, which approximates amortized cost	772,250	838,280
Accrued investment income	167,902	169,103
Reinsurance balances receivable	1,977,265	1,719,694
Reinsurance recoverable on paid and unpaid losses	148,663	153,594
Funds held by reinsured companies	851,932	786,422
Deferred acquisition costs	646,341	617,121
Deposit assets	320,455	342,132
Net tax assets	64,917	215,703
Goodwill	429,519	429,519
Net receivable for securities sold	—	43,007
Other assets	94,586	78,354

Total assets	$17,759,646	$16,279,320

Liabilities
Unpaid losses and loss expenses	$7,558,318	$7,510,666
Policy benefits for life and annuity contracts	1,580,380	1,432,015
Unearned premiums	1,594,274	1,273,787
Other reinsurance balances payable	216,537	209,007
Deposit liabilities	341,275	362,485
Net tax liabilities	278,860	219,679
Accounts payable, accrued expenses and other	188,855	164,968
Net payable for securities purchased	35,604	—
Current portion of long-term debt	200,000	200,000
Long-term debt	—	200,000
Debt related to senior notes	250,000	250,000
Debt related to capital efficient notes	70,989	257,605

Total liabilities	12,315,092	12,080,212

Shareholders’ Equity
Common shares (par value $1.00, issued: 2009, 58,276,502; 2008, 57,748,507)	58,277	57,749
Series C cumulative preferred shares (par value $1.00, issued and outstanding:
2009 and 2008, 11,600,000; aggregate liquidation preference: 2009 and 2008, $290,000,000)	11,600	11,600
Series D cumulative preferred shares (par value $1.00, issued and outstanding:
2009 and 2008, 9,200,000; aggregate liquidation preference: 2009 and 2008, $230,000,000)	9,200	9,200
Additional paid-in capital	1,501,960	1,465,688
Accumulated other comprehensive income:
Net unrealized gains on investments, net of tax	4,908	3,943
Currency translation adjustment	82,731	34,888
Unfunded pension obligation, net of tax	(16,311)	(16,023)
Retained earnings	3,792,561	2,729,662
Common shares held in treasury, at cost (2009, 5,000; 2008, 1,295,173)	(372)	(97,599)

Total shareholders’ equity	5,444,554	4,199,108

Total liabilities and shareholders’ equity	$17,759,646	$16,279,320

Shareholders’ Equity Per Common Share (excluding cumulative preferred shares: 2009 and 2008, $520,000,000)	$84.51	$65.17

Diluted Book Value Per Common and Common Share Equivalents Outstanding (assuming exercise of all stock-based awards)	$83.07	$63.95

Number of Common and Common Share Equivalents Outstanding	59,281.8	57,533.9

PartnerRe Ltd.

Segment Information

(in millions of U.S. dollars)

(Unaudited)

For the three months ended September 30, 2009

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total

Gross premiums written	$279	$125	$284	$47	$735	$157	$2	$894

Net premiums written	$279	$124	$283	$47	$733	$157	$2	$892
Decrease in unearned premiums	33	36	12	112	193	3	2	198

Net premiums earned	$312	$160	$295	$159	$926	$160	$4	$1,090
Losses and loss expenses and life policy benefits	(171)	(84)	(195)	(9)	(459)	(115)	—	(574)
Acquisition costs	(80)	(39)	(73)	(12)	(204)	(28)	—	(232)

Technical result	$61	$37	$27	$138	$263	$17	$4	$284

Other income					5	—	3	8
Other operating expenses					(61)	(13)	(28)	(102)

Underwriting result					$207	$4	n/a	$190

Net investment income						16	129	145

Allocated underwriting result (1)						$20	n/a	n/a

Net realized and unrealized investment gains							330	330
Interest expense							(6)	(6)
Net foreign exchange losses							(1)	(1)
Income tax expense							(93)	(93)
Interest in earnings of equity investments							2	2

Net income							n/a	$567

Loss ratio (2)	54.9%	52.2%	66.1%	5.6%	49.5%
Acquisition ratio (3)	25.7	24.5	24.8	7.4	22.0

Technical ratio (4)	80.6%	76.7%	90.9%	13.0%	71.5%
Other operating expense ratio (5)					6.6

Combined ratio (6)					78.1%

For the three months ended September 30, 2008

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total

Gross premiums written	$263	$137	$276	$48	$724	$140	$5	$869

Net premiums written	$264	$137	$274	$48	$723	$141	$5	$869
Decrease in unearned premiums	12	58	16	111	197	8	5	210

Net premiums earned	$276	$195	$290	$159	$920	$149	$10	$1,079
Losses and loss expenses and life policy benefits	(212)	(98)	(185)	(128)	(623)	(114)	(15)	(752)
Acquisition costs	(67)	(47)	(72)	(14)	(200)	(32)	(1)	(233)

Technical result	$(3)	$50	$33	$17	$97	$3	$(6)	$94

Other (loss) income					(5)	—	1	(4)
Other operating expenses					(55)	(11)	(21)	(87)

Underwriting result					$37	$(8)	n/a	$3

Net investment income						17	129	146

Allocated underwriting result (1)						$9	n/a	n/a

Net realized and unrealized investment losses							(324)	(324)
Interest expense							(12)	(12)
Net foreign exchange losses							(5)	(5)
Income tax benefit							40	40
Interest in earnings of equity investments							—	—

Net loss							n/a	$(152)

Loss ratio (2)	76.9%	50.3%	63.8%	80.8%	67.8%
Acquisition ratio (3)	24.2	24.2	24.8	8.7	21.7

Technical ratio (4)	101.1%	74.5%	88.6%	89.5%	89.5%
Other operating expense ratio (5)					6.0

Combined ratio (6)					95.5%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6)	Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd.

Segment Information

(in millions of U.S. dollars)

(Unaudited)

For the nine months ended September 30, 2009

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total

Gross premiums written	$840	$544	$875	$376	$2,635	$438	$7	$3,080

Net premiums written	$841	$541	$846	$376	$2,604	$433	$7	$3,044
Increase in unearned premiums	(29)	(63)	(72)	(86)	(250)	(10)	(1)	(261)

Net premiums earned	$812	$478	$774	$290	$2,354	$423	$6	$2,783
Losses and loss expenses and life policy benefits	(498)	(241)	(504)	2	(1,241)	(313)	2	(1,552)
Acquisition costs	(206)	(119)	(183)	(23)	(531)	(83)	—	(614)

Technical result	$108	$118	$87	$269	$582	$27	$8	$617

Other income					9	2	5	16
Other operating expenses					(170)	(34)	(80)	(284)

Underwriting result					$421	$(5)	n/a	$349

Net investment income						46	368	414

Allocated underwriting result (1)						$41	n/a	n/a

Net realized and unrealized investment gains							567	567
Net realized gain on purchase of capital efficient notes							89	89
Interest expense							(22)	(22)
Net foreign exchange losses							(6)	(6)
Income tax expense							(210)	(210)
Interest in earnings of equity investments							1	1

Net income							n/a	$1,182

Loss ratio (2)	61.3%	50.5%	65.1%	(0.8)%	52.7%
Acquisition ratio (3)	25.4	24.8	23.7	8.1	22.6

Technical ratio (4)	86.7%	75.3%	88.8%	7.3%	75.3%
Other operating expense ratio (5)					7.2

Combined ratio (6)					82.5%

For the nine months ended September 30, 2008

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total

Gross premiums written	$849	$645	$921	$391	$2,806	$453	$17	$3,276

Net premiums written	$841	$642	$898	$391	$2,772	$448	$17	$3,237
Increase in unearned premiums	(14)	(60)	(118)	(90)	(282)	(8)	(3)	(293)

Net premiums earned	$827	$582	$780	$301	$2,490	$440	$14	$2,944
Losses and loss expenses and life policy benefits	(610)	(332)	(476)	(111)	(1,529)	(347)	(15)	(1,891)
Acquisition costs	(198)	(147)	(201)	(27)	(573)	(91)	(1)	(665)

Technical result	$19	$103	$103	$163	$388	$2	$(2)	$388

Other (loss) income					(2)	—	4	2
Other operating expenses					(175)	(32)	(69)	(276)

Underwriting result					$211	$(30)	n/a	$114

Net investment income						51	378	429

Allocated underwriting result (1)						$21	n/a	n/a

Net realized and unrealized investment losses							(595)	(595)
Interest expense							(39)	(39)
Net foreign exchange losses							(8)	(8)
Income tax benefit							50	50
Interest in losses of equity investments							—	—

Net loss							n/a	$(49)

Loss ratio (2)	73.7%	57.1%	61.1%	36.6%	61.4%
Acquisition ratio (3)	23.9	25.2	25.7	9.1	23.0

Technical ratio (4)	97.6%	82.3%	86.8%	45.7%	84.4%
Other operating expense ratio (5)					7.0

Combined ratio (6)					91.4%